Exhibit 99.2

INTERNAP UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unless specifically stated otherwise, the following information and all other information contained in this current report on form 8-K/A, including that regarding the exchange ratio pursuant to the merger agreement, gives effect to the one-for-ten reverse stock split by Internap effected on July 11, 2006 and the one-for-four reverse stock split by VitalStream effected on April 4, 2006.

On February 20, 2007, Internap completed the merger with VitalStream for approximately $214.0 million. The following unaudited pro forma condensed combined balance sheet as of December 31, 2006 is based on the historical balance sheets of Internap and VitalStream and has been prepared to reflect the merger as if it had been consummated on December 31, 2006. The following unaudited pro forma condensed combined statement of operations assume the merger of Internap and VitalStream took place on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines Internap’s historical consolidated statement of operations and VitalStream’s pro forma combined statement of operations for the year then ended after giving effect to Internap’s merger with VitalStream using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. VitalStream’s pro forma combined statement of operations for the year ended December 31, 2006 includes VitalStream’s historical statement of operations combined with the historical unaudited results of VitalStream’s acquisition of EON Streams, Inc. from January 1 through April 30, 2006.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the merger been consummated as of the dates indicated or that may be achieved in the future. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed with the assistance of an independent valuation of the fair value of certain assets and liabilities of VitalStream purchased in the proposed business combination. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Internap and VitalStream (included herein) and other financial information pertaining to Internap and VitalStream included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

INTERNAP UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2006

	Internap as of December 31, 2006	VitalStream as of December 31, 2006	Pro Forma Adjustments(1)		Pro Forma Combined
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$45,591	$10,434	$—		$56,025
Short-term investments in marketable securities	13,291	—	—		13,291
Accounts receivable, net	20,282	3,698	(122	)(a)	23,858

Other current assets	4,292	1,151	—		5,443
Total current assets	83,456	15,283	(122)		98,617
Property and equipment, net	47,493	11,480	—		58,973
Investments	2,135	—	—		2,135
Intangible assets, net	1,785	1,027	(1,027	)(b)	48,735
			46,950	(c)
Goodwill	36,314	19,404	(19,404	)(d)	188,170
			151,856	(e)
Deposits and other assets	2,519	1,064	—		3,583
	$173,702	$48,258	$178,253		$400,213

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, current portion	$4,375	$—	$—		$4,375
Accounts payable	8,776	1,914	(122	)(a)	10,568
Accrued liabilities	8,689	3,411	5,729	(f)	17,699
			(130	)(g)
Deferred revenue, current portion	3,260	—	—		3,260
Capital lease obligations, current portion	347	1,934	—		2,281
Line of credit obligations, current portion	—	3,744	—		3,744
Restructuring liability, current portion	1,400	—	—		1,400
Other current liabilities	84	—	—		84
Total current liabilities	26,931	11,003	5,477		43,411
Notes payable, less current portion	3,281	—	—		3,281
Deferred revenue, less current portion	1,080	—	—		1,080
Capital lease obligations, less current portion	83	1,060	—		1,143
Line of credit obligations, less current portion	—	250	—		250
Restructuring liability, less current portion	3,384	—	—		3,384
Deferred rent	11,432	78	—		11,510
Deferred tax liability	—	350	—		350
Other long-term liabilities	986	—	—		986
Total liabilities	47,177	12,741	5,477		65,395
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock	—	—	—		—
Common stock, at par value	36	87	(87	)(h)	48
			12	(i)
Additional paid-in capital	982,624	61,623	(61,623	)(h)	1,190,905
			197,260	(i)
			11,021	(j)
Accumulated deficit	(856,455)	(26,193)	26,193	(h)	(856,455)
Accumulated items of other comprehensive income	320	—	—		320
Total stockholders’ equity	126,525	35,517	172,776		334,818
	$173,702	$48,258	$178,253		$400,213

(1)	For an explanation of pro forma adjustments, refer to note 3 to the unaudited pro forma condensed combined financial statements.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

INTERNAP UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006

	Internap Year Ended December 31, 2006	Pro Forma VitalStream Year Ended December 31, 2006(1)	Reclassifications(2)		Pro Forma Adjustments(3)		Pro Forma Combined
	(In thousands, except per share data)
Revenue	$181,375	$24,082	$—		$(405	)(k)	$205,052
Costs and expense:
Direct cost of network, exclusive of depreciation and amortization	97,854	13,587	(898	)(A)	(405	)(m)	110,527
			(4,022	)(B)	(89	)(l)
					4,500	(m)
Direct cost of customer support	11,566	—	898	(A)	—		12,464
Product development	4,475	1,925	(70	)(B)	—		6,330
Sales and marketing	27,173	8,949	(240	)(B)	—		35,882
General and administrative	22,104	13,138	(206	)(B)	—		35,036
Depreciation and amortization	15,856	—	4,538	(B)	(325	)(l)	21,369
					1,300	(m)
Other operating expense, net	210	—	—		—		210
Total operating costs and expense	179,238	37,599	—		4,981		221,818
Income (loss) from operations	2,137	(13,517)	—		(5,386)		(16,766)
Total non-operating(income) expense	(1,551)	102	—		—		(1,449)
Income (loss) before income taxes and equity in earnings of unconsolidated subsidiary	3,688	(13,619)	—		(5,386)		(15,317)
Provision for income taxes	145	355	—		—		500
Equity in earnings of unconsolidated subsidiary	(114)	—	—		—		(114)
Net income (loss)	$3,657	$(13,974)	$—		$(5,386)		$(15,703)
Net income (loss) per share:
Basic	$0.11	$(0.61)					$(0.33)
Diluted	0.10	(0.61)					(0.33)
Shares used in per share calculations:(4)
Basic	34,748	22,748			12,206		46,954
Diluted	35,739	22,748			12,206		46,954

(1)
Pro Forma VitalStream operations include the historical results of VitalStream combined with the historical unaudited results of VitalStream’s acquisition of EON Streams, Inc. from January 1, 2006 through April 30, 2006.

(2)	For an explanation of Reclassifications, refer to note 2 to the unaudited pro forma condensed combined financial statements.
(3)	For an explanation of Pro Forma Adjustments, refer to note 3 to the unaudited pro forma condensed combined financial statements.
(4)
Shares used in computing basic and diluted loss per share is the sum of Internap historical shares plus the number of Internap shares issued to VitalStream stockholders. Share amounts also reflect adjustments for reverse stock splits as described in the footnotes.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO INTERNAP UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.	Basis of Presentation

On February 20, 2007, Internap completed its merger with VitalStream whereby VitalStream became a wholly-owned subsidiary of Internap in a transaction accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations.” The total estimated purchase price of approximately $214.0 million includes Internap common stock valued at $197.3 million, stock options assumed with a fair value of $11.0 million, and estimated direct transaction costs of $5.7 million.

The unaudited pro forma condensed combined financial statements assume the issuance of 12.2 million shares of Internap common stock based on an exchange ratio of 0.5132 shares of Internap common stock for each outstanding share of VitalStream common stock as of February 20, 2007. This fixed exchange ratio gives effect to the one-for-ten reverse stock split by Internap affected on July 11, 2006 and the one-for-four reverse stock split by VitalStream affected on April 4, 2006. The average market price per share of Internap common stock of $16.16 is based on an average of the closing prices for a range of trading days (October 10, 2006 through October 16, 2006) around the announcement date (October 12, 2006) of the proposed transaction.

Under the terms of the merger agreement, on the effective date of the merger, each VitalStream stock option that was outstanding and unexercised was converted into an option to purchase Internap common stock and Internap assumed that stock option in accordance with the terms of the applicable VitalStream stock option plan and terms of the stock option agreement relating to that VitalStream stock option. Based on VitalStream’s stock options outstanding at February 20, 2007, Internap converted options to purchase approximately 3.0 million shares of VitalStream common stock into options to purchase approximately 1.5 million shares of Internap common stock. The fair value of the outstanding options was determined using a Black-Scholes valuation model with the following weighted-average assumptions: volatility of 48.8% to 120.1%; risk-free interest rates ranging from 4.7% to 5.1%; remaining expected lives ranging from 0.18 to 6.25 years and dividend yield of zero.

The preliminary estimated total purchase price of the merger is as follows (in thousands):

Value of Internap stock issued	$197,272
Estimated fair value of options assumed	11,021
Estimated direct transaction costs	5,729
Total preliminary estimated purchase price	$214,022

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to VitalStream’s net tangible and intangible assets based on their estimated fair values as of December 31, 2006. Management of Internap has allocated the preliminary estimated purchase price with the assistance of an independent valuation of the fair value of certain assets and liabilities of VitalStream purchased in the business combination. The allocation of the purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price and the estimated useful lives and first year amortization associated with certain assets is as follows (in thousands):
	Amount	Estimated Useful Life
Net tangible assets	$15,216	—
Identifiable intangible assets:
Developed technologies	36,000	8 years
Customer relationships	9,000	9 years
Trade name and other	1,500	3-6 years
Acquired in-process research and development	450	—
Goodwill	151,856	—
Total preliminary estimated purchase price	$214,022

A preliminary estimate of $14.9 million has been allocated to net tangible assets acquired, approximately $46.5 million has been allocated to amortizable intangible assets acquired and $151.9 million has been allocated to goodwill. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of operations.

Identifiable intangible assets.  Developed technologies relate to VitalStream products across all of their product lines that have reached technological feasibility and include processes and trade secrets acquired or developed through design and development of their products. Customer relationships represent existing contracts that related primarily to underlying customer relationships. Trade name primarily relates to the VitalStream and other product names. The method of future amortization will be based on the pattern in which the economic benefits of the intangible assets are consumed.

Goodwill.  Approximately $151.9 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets , goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

In-process research and development.  As of the merger date, one project was in development that has not reached technological feasibility and therefore qualifies as in-process research and development. The amount allocated to in-process research and development will be charged to the statement of operations in the period the merger is consummated. This amount is excluded from the pro forma condensed combined statements of income as it is not expected to have a continuing impact on operations.

2.	Reclassifications

Certain reclassification adjustments have been made to conform VitalStream’s historical reported balances to the pro forma combined condensed financial statement basis of presentation. The reclassifications are as follows:

(A)  To reclassify VitalStream’s customer support related costs to a separate line item to conform to Internap’s presentation.

(B) To reclassify VitalStream’s depreciation and amortization to a separate line item to conform to Internap’s presentation.

3.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to VitalStream’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, and to reflect changes in amortization expense resulting from the estimated fair value adjustments for intangible assets. Pro forma stock-based compensation is comparable to the combined companies historical stock-based compensation expense for the year ended December 31, 2006 and accordingly, no pro forma adjustment has been reflected. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Internap and Vital Stream filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that may result from integration activities. As of the consummation date, management had not formally completed the identification of facilities to be consolidated or employees to be terminated in conjunction with the integration.

Similarly, as of the consummation date, management had not identified any pre-merger contingencies where the related asset, liability or impairment was probable and the amount of the asset, liability or impairment could be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To eliminate intercompany receivables and payables.
(b)	To eliminate VitalStream’s historical intangible assets.
(c)	To record the fair value of VitalStream’s identifiable intangible assets. See note 1 for a preliminary allocation of the purchase price.
(d)	To eliminate VitalStream’s historical goodwill. See note 1 for a preliminary allocation of the purchase price.
(e)	To record goodwill. See note 1 for a preliminary allocation of the purchase price.
(f)	To accrue Internap’s estimated direct costs of the transaction. See note 1 for a preliminary allocation of the purchase price.
(g)	To eliminate deferred revenue for which there is no future obligation, included in VitalStream’s accrued expense.
(h)	To eliminate VitalStream’s historical equity.
(i)	To record the fair value of Internap shares exchanged in the transaction. See note 1 for a preliminary allocation of the purchase price.

(j)	To record the fair value of VitalStream stock options assumed. See note 1 for a preliminary allocation of the purchase price.
(k)	To eliminate intercompany revenue and expense.
(l)	To eliminate VitalStream’s historical amortization of intangible assets.
(m)	To amortize intangible assets from the beginning of the period presented based upon the pattern in which the economic benefits of the intangible asset will be consumed.

4.	Pro Forma Net Loss Income Per Share

The pro forma basic and diluted net loss per share are based on the number of Internap shares used in computing basic and diluted net income loss per share plus the number of Internap shares issued to VitalStream stockholders. All Internap historical and pro forma per-share amounts reflect the retroactive effect of the Internap one-for-ten reverse stock split effective July 11, 2006 and all VitalStream historical and pro forma per-share amounts reflect the retroactive effect of the VitalStream one-for-four reverse stock split effective April 4, 2006.

VITALSTREAM UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Unless specifically stated otherwise, the following information and all other information contained in this joint proxy statement/prospectus, including that regarding the exchange ratio pursuant to the merger agreement, gives effect to the one-for-four reverse stock split by VitalStream effected on April 4, 2006.

On May 20, 2006, VitalStream acquired, through one of its wholly-owned subsidiaries, substantially all of the assets and most of the liabilities of EON Streams, Inc. in exchange for 1,747,312 shares of their common stock at $9.73 per share. VitalStream’s historical statement of operations includes the results of EON Streams from the effective date of its acquisition of EON Streams, May 1, 2006.

The following unaudited pro forma condensed combined statement of operations data assume that the merger of VitalStream and EON Streams took place as of January 1, 2006. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2006 combines VitalStream’s historical consolidated statement of operations for the year then ended with EON Streams’ historical consolidated statement of operations for the period prior to the effective date of the acquisition, or January 1, 2006 through April 30, 2006.

The unaudited pro forma condensed combined statement of operations is based on the estimates and assumptions set forth in the notes to such statement, which has been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined statement of operations is not necessarily an indication of the results that would have been achieved had the merger been consummated as of the date indicated or that may be achieved in the future.

 This unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical consolidated financial statements and notes thereto of VitalStream and EON Streams and other financial information pertaining to VitalStream included in its annual reports on Form 10-K and quarterly reports on Form 10-Q.

VITALSTREAM UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006

	VitalStream Holdings, Inc. Year Ended December 31, 2006	EON Streams, Inc Four Months Ended April 30, 2006(1)	Pro Forma Adjustments(2)		Pro Forma Combined
	(In thousands, except per share data)

Revenue	$23,748	$399	$(65)	(a)	$24,082
Cost of revenue	13,271	352	(65)	(a)	13,587
			29	(b)
Gross profit	10,477	47	(29)		10,495
Research and development	1,868	48	9	(c)	1,925
Sales and marketing	8,686	205	58	(c)	8,949
General and administrative	12,998	140	—		13,138
Operating loss	(13,075)	(346)	(96)		(13,517)
Net other expense	(101)	(1)	—		(102)
Net loss before income taxes	$(13,176)	$(347)	$(96)		$(13,619)
Provision for income taxes	(355)	—	—		(355)
Net loss	$(13,531)	$(347)	$(96)		$(13,974)
Net loss per share:
Basic and diluted	$(0.61)				$(0.61)
Shares used in per share calculations:
Basic and diluted	22,082		666		22,748

(1)	EON Streams results of operations for the period May 1, 2006 through December 31, 2006 are included in VitalStream’s historical statement of operations for the year ended December 31, 2006.

(2)	For an explanation of pro forma adjustments, refer to note 2 to the unaudited pro forma condensed combined statement of operations.

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

NOTES TO VITALSTREAM UNAUDITED
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT OF OPERATIONS

1.	Basis of Presentation

On May 20, 2006, VitalStream acquired, through one of its wholly-owned subsidiaries, substantially all of the assets and most of the liabilities of EON Streams, Inc. in exchange for 1,747,312 shares of their common stock at $9.73 per share. VitalStream’s acquisition of EON Streams was effective as of May 1, 2006. EON Streams provides streaming media services targeted at small businesses and home offices out of its headquarters in Knoxville Tennessee. The acquired assets include an office space lease, servers and other equipment, customer agreements and other assets used to operate the EON Streams’ business.

The unaudited pro forma condensed combined statement of operations reflect the combination of VitalStream and EON Streams, Inc. and the issuance of shares of common stock to EON Streams. The unaudited pro forma condensed combined statement of operations were derived from consolidated historical financial statements of both VitalStream and EON Streams and were prepared as if the acquisition of EON Streams had occurred as of January 1, 2006.

In the opinion of VitalStream management, all adjustments necessary to present fairly the pro forma condensed combined statement of operations have been made based on the terms and structure of the transaction.

The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what actual results would have been had the acquisition or issuance of VitalStream common stock to EON Streams occurred at January 1, 2006 nor does it purport to indicate the results of future operations of VitalStream and EON Streams. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of VitalStream and EON Streams and other financial information pertaining to VitalStream included in its annual reports on Form 10-K and quarterly reports on Form 10-Q.

2.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to EON Streams’ net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, and to reflect changes in amortization expense resulting from the estimated fair value adjustments for intangible assets.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that may result from integration activities. As of the consummation date, management had not formally completed the identification of facilities to be consolidated or employees to be terminated in conjunction with the integration.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(a) To eliminate intercompany revenue and expense.
(b) To record amortization of software technology intangible asset.
(c) To record amortization of customer relationship, brand name and covenants not to compete.